                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549

                                   FORM 8-K

                                CURRENT REPORT

                      Pursuant to Section 13 or 15(d) of
                      The Securities Exchange Act of 1934



Date of Report (Date of earliest event reported) February 20, 1997


                      Virginia Electric and Power Company
            (Exact name of registrant as specified in its charter)


       Virginia                  1-2255           54-0418825
(State or other juris-        (Commission       (IRS Employer
 diction of Incorporation)    File Number)       Identification No.)

One James River Plaza, Richmond, Virginia        23219-3932
(Address of principal executive offices)         (Zip Code)


Registrant's telephone number, including area code    (804) 771-3000


        (Former name or former address, if changed since last report.)
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ITEM 5.  OTHER EVENTS
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    On February 20, 1997, Virginia Electric and Power Company (the Company)
entered into an underwriting agreement (the Underwriting Agreement) with J.P. Morgan Securities Inc., as representative of the Underwriters named in Schedule II of said Underwriting Agreement, for the sale in the aggregate of $200 million principal amount of the Company's First and Refunding Mortgage Bonds. Such bonds, which are designated the First and Refunding Mortgage Bonds of 1997, Series A, 6 3/4%, due February 1, 2007, are a portion of the $500 million amount of the First and Refunding Mortgage Bonds that were registered by the Company pursuant to a registration statement on Form S-3 under Rule 415 under the Securities Act of 1933, which registration statement was declared effective on May 31, 1995 (File No. 33-59581), and the remaining $75 million of the Company's First and Refunding Mortgage Bonds registered pursuant to Registration Statement 33-50423, as to which Registration Statement No. 33-59581 constituted Post-Effective Amendment No. 1 pursuant to Rule 429 under the Securities Act of 1933, as amended. A copy of the Underwriting Agreement including exhibits thereto, is filed as Exhibit 1 to this Form 8-K.

    The designation of, and the terms and conditions applicable to, the First and Refunding Mortgage Bonds of 1997, Series A, 6 3/4%, due February 1, 2007 were established as set forth in the Eighty-Fifth Supplemental Indenture to the Company's Indenture of Mortgage, dated November 1, 1935, as supplemented and modified, and have been approved by the Board of Directors of the Company. A copy of said Supplemental Indenture is filed as Exhibit 4(i) to this Form 8-K.

EXHIBITS:
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1         Underwriting Agreement, dated February 20, 1997, between the Company and J.P. Morgan Securities Inc., as representative of the Underwriters named in Schedule II of said Underwriting Agreement (filed herewith).

4(i) Form of Eighty-Fifth Supplemental Indenture, dated February 1, 1997, as approved by the Company's Board of Directors, pursuant to which the First and Refunding Mortgage Bonds of 1997, Series A, 6 3/4%, due February 1, 2007, will be issued (filed herewith).

4(ii) Form of First and Refunding Mortgage Bonds of 1997, Series A, 6 3/4%, due February 1, 2007 (filed herewith).

12        Statement regarding computation of ratios (filed herewith).
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                                   SIGNATURE


    Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                              VIRGINIA ELECTRIC AND POWER COMPANY
                                          Registrant



                                      J. Kennerly Davis, Jr.
                              -----------------------------------
                                      J. Kennerly Davis, Jr.
                                     Vice President-Finance,
                                Treasurer and Corporate Secretary



Date: February 20, 1997